UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2022

JAKKS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 268-9444

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.001 par value	JAKK	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 26, 2022 the Company entered into a First Amendment to First Lien Term Loan Facility Credit Agreement by and among BSP AGENCY, LLC, as administrative agent for each of the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, “Agent”), the financial institutions party hereto as lenders (the “Lenders”), JAKKS PACIFIC, INC., a Delaware corporation (“JAKKS”), the Subsidiaries of JAKKS identified on the signature pages hereof as “Borrowers”, and each other Loan Party hereto the “Amendment”).

The amendment provides, among other things, that the Company must Maintain Qualified Cash of at least (such applicable amount, the “Applicable Minimum Cash Amount”): (a) at all times after the Closing Date and prior to the First Amendment Effective Date, $20,000,000; (b) at all times during the period commencing on the First Amendment Effective Date through and including June 30, 2022, $15,000,000; and (c) at all times on and after July 1, 2022, through September 30, 2022, $17,500,000; provided, however, that if the Total Net Leverage Ratio exceeded 1.75:1.00 as of the last day of the most recently ended month for which financial statements were required to have been delivered pursuant to Section 5.1(a), then the amount set forth in this clause (c) shall be increased to $20,000,000 on the third (3rd) Business Day following the due date of such financial statements. Notwithstanding the foregoing, the Applicable Minimum Cash Amount shall be reduced by $1,000,000 for every $5,000,000 principal prepayment or repayment of the Term Loans following the First Amendment Effective Date; provided however, that, the Applicable Minimum Cash Amount shall in no event be reduced below $15,000,000.

Capitalized terms used herein shall the meanings assigned them in the Amendment.

The foregoing descriptions of the Amendment is qualified in its entirety by reference to the Amendment attached as an exhibit to this Form 8-K and incorporated by reference in this Item 1.01.

Item 2.02.	Results of Operations and Financial Condition.

On April 28, 2022, we issued a press release announcing our first quarter results for 2022. Following the issuance of the press release, on April 28, 2022 at 5:00 p.m. ET / 2:00 p.m. PT, we will host a teleconference and webcast for analysts, investors, media and others to discuss the results and other business topics. Such financial information included in the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

Exhibit	Description
10.1*

First Amendment to First Lien Term Loan Facility Credit Agreement, dated as of April 26, 2022, by and among JAKKS Pacific, Inc. and its subsidiaries parties thereto as borrowers, the lenders party thereto, as lenders, and BSP Agency, LLC, as agent

99.1	April 28, 2022 First Quarter 2022 Earnings Press Release
104	Cover Page Interactive Data File (formatted as Inline XBRL)

*

Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act. The Company agrees to furnish supplementally any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: April 29, 2022
By: /s/ JOHN L. KIMBLE John L. Kimble, CFO